EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS'


     As Independent Public Accountants, we hereby consent to the use of our reports for ResortQuest International, Inc. dated March 11, 1998; ResortQuest International, Inc. (formerly Hotel Corporation of the Pacific, Inc.), dated February 6, 1998; Brindley & Brindley Realty and Development, Inc. and B & B On The Beach, Inc., dated January 30, 1998; Coastal Resorts Management, Inc. and Coastal Resorts Realty L.L.C., dated January 29, 1998, and Interstate Realty Co., Inc. and Sea Colony Management, Inc., dated January 29, 1998; First Resort Software, Inc. dated January 30, 1998; Houston and O'Leary Company dated January 30, 1998; The Maury People, Inc., dated January 30, 1998; Howey Acquisition, Inc. dated January 30, 1998; Priscilla Murphy Realty, Inc. dated January 30, 1998; Resort Property Management, Inc. dated January 30, 1998, Telluride Resort Accommodations, Inc. dated January 30, 1998; Trupp-Hodnett Enterprises, Inc.; THE Management Company, dated January 16, 1998; and ResortQuest International, Inc. (Pre-Offering Company) dated March 11, 1998 and all references to our Firm included in or made a part of this Registration Statement.

Arthur Andersen LLP
Houston, TX
October 14, 1998